Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ALPHA COGNITION INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common shares(3)	Rule 457(o)			$6,786,409.07	.(4)	$153.10 per $1,000,000	$1,039.00
Fees to be Paid	Equity	Pre-Funded Warrants to purchase common shares(5)(6)	Rule 457(g)
Fees to be Paid	Equity	Common shares underlying Pre-Funded Warrants(3)(5)	Rule 457(o)
	Total Offering Amounts					$6,786,409.07			$1,039.00
	Total Fees Previously Paid								$0
	Total Fee Offsets								$0
	Net Fee Due								$1,039.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).
(2)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional common shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, share dividends or similar transactions.
(4)	Includes $286,412.32 price attributable to additional common shares that the underwriters have the option to purchase to cover over-allotments, if any.
(5)	The proposed maximum aggregate offering price of the common shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common shares and pre-funded warrants (including the common shares issuable upon exercise of the pre-funded warrants), if any, is $6,786,409.07.
(6)	In accordance with Rule 457(g) under the Securities Act, because the common shares of the registrant underlying the pre-funded warrants are registered hereby, no separate registration fee is required with respect to the pre-funded warrants registered hereby.